EXHIBIT 10 (kk)


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                                                  IDEA-SME Project No: H30600762

3143619 Canada Inc.
(Operating under the name Tirex Canada)
740 St-Maurice
Suite 201
Montreal, Quebec
H3C 1L5

Attention:    Mr. Terence C. Byrne,   President

              Subject: Contribution for the preparation of market development studies and for market development activities in the United States of America

Dear Sir:

      The Government of Canada, as represented by the Federal Office of Regional Development - Quebec ("the Minister") hereby offers to make a repayable contribution under the Quebec SME Development Assistance Program (IDEA-SME) to 3143619 Canada Inc. (operating under the name Tirex Canada) for the implementation of the project described in Appendix A, under the following conditions.

1.    THE AGREEMENT

1.1 The present letter of offer, including appendices A, B and C, constitutes an agreement legally binding on the parties once it has been fully accepted by the client ("the agreement").

2.    THE PROJECT

2.1   The client shall carry out the project at:

              Montreal, Quebec and in the United States of America

2.2   The client shall

      .1    commence the project on or before August 31, 1997;

      .2    complete the project on or before August 31, 1998.


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3.    THE CONTRIBUTION

3.1 Subject to the other provisions of this agreement, the Minister agrees to pay to the client a maximum contribution of $95,000, based on 50% of the approved eligible costs.

3.2 The Minister shall not contribute to any cost incurred by the client prior to June 26, 1997.

4.    TERMS AND CONDITIONS OF PAYMENT

4.1 On submission of a documented claim by the client, the Minister shall pay the contribution as follows:

      .1 no more than once per quarter, the Minister shall pay financial assistance corresponding to the eligible costs incurred and invoiced to the client;

      .2 payments made pursuant to paragraph 4.1.1 shall not exceed 90% of the authorized contribution.

      .3 once the project is completed to the Minister's satisfaction and all costs claimed have been paid, the Minister shall pay the balance of the contribution owing.

4.2   All payments to the client are subject to:

      .1 the submission of such invoices and other vouchers that the Minister may require;

      .2 the submission of any report or information that the Minister may reasonably require from the client.

4.3 The client shall have six months from the project completion date to submit its last claim for payment to the Minister, after which the minister is under no obligation to make payment in respect of the amount being claimed if he deems the delay to be unjustified.

4.4 The Applicant repay the actual amount of the contribution disbursed by the Minister according to the following schedule:

      June 30, 2000       1/15 of the amount actually disbursed by the Minister.
      June 30, 2001       2/15 of the amount actually disbursed by the Minister.
      June 30, 2002       3/15 of the amount actually disbursed by the Minister.


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      June 30, 2003       4/15 of the amount actually disbursed by the Minister.
      June 30, 2004       5/15 of the amount actually disbursed by the Minister.

5.    OTHER GOVERNMENT ASSISTANCE

5.1 The Applicant states that he has neither requested nor received any other financial assistance for the purposes of the project.

5.2 The client agrees to disclose without delay, and in all cases no later than the moment that such assistance is received, any other assistance provided for the purposes of the project; and the client hereby acknowledges that the minister may reduce the amount of the contribution under this agreement by an amount equal to or less than the additional assistance anticipated or received.

6.    GENERAL CONDITIONS

6.1   Any notice shall be sent to the following address:

      .1    to the Minister

         Federal Office of Regional Development-Quebec
         3800-800 Stock Exchange Tower
         P.O. Box 247
         Montreal, Quebec
         H4Z 1E8
         Attention: Director
                    Montreal Island

      .2    to the client, at the address in the letter of offer.

6.2 The parties agree that any disclosure of this financial assistance shall be made in accordance with the provisions of section 6 of Appendix B.

6.3 In the event of incompatibility or conflict of interpretation between the letter of offer and Appendix A, on the one hand, and Appendix B, on the other, the latter shall prevail.

6.4 This offer shall become null and void if it is not returned duly signed and accepted without conditions by the client within 90 days of being sent by the minister.

      For further information, please contact Mr. Michael Ash at 283-3621, or the undersigned at 283-2500

                                            Yours truly,

                                            Germain Pare
                                            Director
                                            Montreal Island

Enclosures


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Appendix A   Project Description
Appendix B   General Conditions
Appendix C   Fact Sheet for Press Release

The offer and related conditions are hereby accepted this

_______________________ Day of _______________________, 1997

3143619 Canada Inc. ( operating under the name Tirex Canada)

____________________________________________________________
(signature)

____________________________________________________________
(Title)

____________________________________________________________
(signature)

____________________________________________________________
(Title)


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   ANNEX "A"                                                             PROJECT

                                                               NUMBER: H30600762

                               PROJECT DESCRIPTION

OBJECTIVE OF THE PROJECT

      3143619 Canada Inc. (Operating under the name Tirex Canada and hereinafter referred to as "the Applicant") agrees to undertake market development work for the sale of tire recycling equipment referred to by the Applicant as the TCS-1, in the United States of America. The total cost of the activities, to be carried out over the space of one year, is estimated at $190,000. The activities to be undertaken as well as approximations of their cost follow. Certain activities may occur outside the United States of America such as the major international trade shows and conferences in Kuala Lampur, Liverpool, Nurnberg and Shanghai but are accepted as eligible by virtue of the importance of the shows to the overall marketing activities of TIREX on a worldwide basis, including the United States of America.

Consulting contract (details below)                                $ 70,000
Market research assistant                                            25,000
Advertizing and publicity                                             6,000
Computer hardware/software for market data analysis                  12,000
Electronic marketing including web site                               8,000
Legal costs                                                           5,000
Visits to prospective clients (anticipating 16
  visits at an average cost of $1000 per visit)                      16,000
Trade show costs both as exhibitors and as attendees
  (see details below)                                                48,000
                                                                   --------

TOTAL ELIGIBLE COST                                                $190,000
                                                                   ========

Travel to and from clients

Expectation of 16 trips at an average cost of $1000 per trip including airfare, ground transportation hotels, meals and other necessary costs.
16 x $1,000 = $16,000.

Trade Show Activities

-------------------------------------------------------------------------------------------------------
Show       Airfare     Hotels    Meals      Space      Erection    Ship +    Promo      Other   Total
                                            Rental     Dismant     Insce     Material
-------------------------------------------------------------------------------------------------------
1          $1800       $  800    $600       --         --                    $400               $ 3,600
-------------------------------------------------------------------------------------------------------
2          $2400       $  800    $1200      --         --          --        $800               $ 5,200
-------------------------------------------------------------------------------------------------------
3          $3900       $1200     $420       --         --          --        $300               $ 5,820
-------------------------------------------------------------------------------------------------------
4          $5000       $1600     $640       $4000      $1200       $1200     $200               $13,840
-------------------------------------------------------------------------------------------------------
5          $5700       $1800     $640       $2000      $1400       $ 750     $250               $12,540
-------------------------------------------------------------------------------------------------------
6          $1700       $1200     $450       --         --          --        $500               $ 3,850
-------------------------------------------------------------------------------------------------------
7          $1200       $  900    $800       --         --          --        $200               $ 3,100
-------------------------------------------------------------------------------------------------------
TOTAL      $21,700     $8,300    $4,750     $6,000     $2,600      $1,950    $2,650             $47,950
-------------------------------------------------------------------------------------------------------

TOTAL ROUNDED                                                                                   $48,000


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Description of Trade Shows

Show 1    International Rubber Forum
            in conjunction with the
            102nd meeting of the
            International Rubber
            Study Group              2 days  (June 98)    UK or Indonesia (TBD)
Show 2    International Rubber
            Conference               4 days  (June 97)    Nurnberg, Germany
Show 3    Annual Public
            Recycling Officials      3 days  (August 97)  Pittsburg, PA
Show 4    International Rubber
            Conference Rubberdex     4 days  (Oct 97)     Kuala Lampur, Malaysia
Show 5    Chinaplas                  5 days  (Oct 97)     Shanghai, PRC
Show 6    "Beyond the Life
            Cycle" Rubber
            Division Expo            4 days  (Oct 97)     Cleveland, OH
Show 7    Annual Minnesota
            Recycling &
            Waste Assoc.             3 days  (Nov 97)     Minnesota

COMPLEMENTARY NOTES

1. The undertaking of the project should, in general terms, respect the objectives, the project description, methodology and timing as indicated in the various documents submitted to the Federal Office of Regional Development - Quebec in support of the request for financial assistance. Costs estimated for individual cost categories are estimates and are not intended as limitations per category. Subject to note 3 below, the Applicant may, within reason, substitute costs in one category for another, as warranted by evolving commercial circumstances. The Applicant should obtain authorization from the Department for significant variations from the overall plan and such authorization should not unreasonably be withheld. The Applicant may substitute a trade show not previously listed for another listed above where circumstances warrant but the Applicant should obtain authorization from the Department for such substitutions in advance.

2.    Eligible costs specifically exclude:

      a) costs related to the hiring of a consultant with whom the Applicant is related as defined in the Income Tax Act;

      b) any taxes paid for which the Applicant is eligible for a refund or an input tax credit (e.g. GST/TVQ);

      c) any costs related to hospitality, entertainment and other costs of a similar nature.

3. The Department reserves the right to reduce costs claimed relative to hotels and subsistence where such amounts significantly exceed amounts specified by Treasury Board in the Travel Directive for federal public servants in travel status. Such amounts can be obtained from the Department.


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                                                                      APPENDIX B

                               GENERAL CONDITIONS

1. Interpretation

Unless the context dictates otherwise, the following terms have the meaning stipulated, for the purposes of this agreement:

1.1 "Eligible costs": all the costs necessary to carry out the project. They may include:

   -  fees for professional and technical services;

   -  the cost of labour assigned to the project;

   -  equipment rental fees;

   - the cost of a demonstration project or of a development project for a process, product or service, and the dissemination of the results;

   -  the cost of producing and disseminating promotional material;

   -  the cost of organizing an exhibition, conference, seminar or symposium;

   -  the cost of organizing a contest or of awarding grants;

   - operating fees paid to an association of SME's or a support organization for SME's;

   -  travel expenses;

   - in exceptional cases, the cost of fixed assets deemed necessary to execute an eligible catalyst project, with the exception of the cost of land, motor vehicles not exclusively used on the project site and the portion of the cost of any asset that exceeds the fair market value of the asset.

1.2 "Authorized costs": eligible costs listed in Appendix A that are deemed reasonable and necessary to carry out the project, subject to the sharing ratios, restrictions and terms of this agreement.

1.3 "Approved costs": costs claimed by the client that are, in the minister's opinion, authorized costs.

1.4   "Government of Canada": Her Majesty the Queen in right of Canada.

2.    Duration of the Agreement

2.1 The effective date of the agreement is the date on which the minister receives a duly signed copy of the agreement.

2.2 The agreement shall terminate 12 months after the date on which the project is completed; in the case of a repayable contribution, the contract shall terminate on the date of the last repayment of the contribution.

3.    Representations and Undertakings by the Client

3.1 The client knows of no existing, imminent or probable legal proceedings, or no reason, fact or event that could seriously compromise the project's chances of success.


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3.2   The client states that the project description in Appendix A faithfully reflects its intentions, and that the information contained therein are true, and that all relevant information has been disclosed.

3.3   Until the project is completed, the client undertakes to:

      .1 do everything necessary to carry out the project successfully and within the agreed upon schedule and costs, in workmanlike fashion and employing qualified personnel;

      .2 immediately disclose to the minister any fact or event that might, immediately or in the long term, jeopardize the project's chances of success;

      .3 comply with all laws, regulations, orders, and legal, quasi-legal and administrative decisions applicable to the client and to the project.

3.4 For the duration of this agreement, the client undertakes to do everything necessary to maintain its corporate existence and legal competence and inform the minister of any failure to do so.

3.5 For the duration of this agreement, the client undertakes not to amend the project with respect to its cost, scope, completion date, location or any other aspect, without the minister's prior written consent.

4.    Reports and Information

4.1 The minister may require the client to produce promptly, free of charge and without delay any information that the client has or may have concerning the project.

4.2 The client shall at all times ensure that the minister or his representative has access to its ledgers, information, documentation and receipts in respect of the project's costs and financing, as well as any other document that the minister may reasonably require for the purposes of this agreement.

4.3 The minister, through his own auditors or recognized chartered accountants, may conduct the audits provided for in the agreement, at the minister's expense and according to a reasonable time schedule.

4.4 For 24 months after the project completion date, the client shall, at its own expense

      .1 keep and hold available for examination and audit by the minister ledgers, accounts and cost records of the project; and

      .2 promptly supply upon request such data in respect of the project and its results as the minister may require to establish the level of financial assistance or for statistical purposes.

4.5 The minister agrees, subject to the Access to Information Act of Canada, to preserve the confidentiality of any data, reports and other information provided in confidence by the client pursuant to this agreement, and not to disclose them to any third party without the client's prior written consent.

4.6 In the case of a contribution for a study, should the client decide not to follow through with the consultant's recommendations, the client shall, upon request, cede to the minister all the information obtained or developed in consequence of the services provided by the consultant.

5.    Default and Recourse

5.1   The following constitute events of default:


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      .1    a) the client becomes bankrupt or requests protection under the
            Bankruptcy and Insolvency Act;

            b) the client goes into receivership;

            c) an order is made in accordance with the Companies' Creditors Arrangement Act (c 36);

      .2 an order is made or resolution passed for the winding up of the client, or the client is dissolved;

      .3    the client ceases activities related to the project;

      .4 in the opinion of the minister, there has been a significant increase in the degree of risk relating to the execution of the project;

      .5 the client has made a false declaration or a false representation to the minister, directly or through its representatives;

      .6 a term, condition or undertaking provided in the agreement has not been fulfilled;

      .7    the client is not entitled to the contribution.

5.2 In the event of default, pursuant to clauses 5.1.1 and 5.1.2, all monies paid to the client under this offer of contribution shall become immediately due and payable.

5.3 If there is default, or if, in the minister's opinion, default is likely to occur pursuant to clauses 5.1.3 to 5.1.7, the minister may exercise any or all of the following remedies:

      .1 adjust the amount of the contribution and notify the client accordingly;

      .2 suspend any payment of the contribution, either for amounts due or future payments;

      .3 terminate the agreement and immediately end any financial obligation under the agreement;

      .4 require the immediate total or partial repayment of any financial assistance received.

5.4 The fact that the minister refrains from exercising a right conferred on him by this agreement shall not be construed as a waiver of that right.

6.    Announcements and Ceremonies

6.1 The client hereby agrees to a public announcement by the minister in the form of a press release containing the information outlined in Appendix C of this agreement.

6.2 The minister shall inform the client promptly in writing of the date on which the public announcement is to be made and the client shall maintain the confidentiality of this agreement until that date.

6.3 The client shall notify the minister in writing, at least 14 days in advance, of any official ceremony organized with regard to the project.

6.4 The client hereby consents to the participation of the minister or his representatives in any official ceremony.

7.    Notice

7.1 Any notice, information or document required to be sent under this agreement shall be effectively given if delivered by hand or sent by telex or facsimile. Any notice shall be deemed to have been received on delivery; any notice sent by telex or facsimile shall be deemed to have been received


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      one working day after being sent; any notice sent by mail shall be deemed to have been received eight working days after being mailed.

7.2 Each of the parties may amend the address given in this agreement by informing the other party of its new address and any such changes shall come into force 15 days after receipt of the notice.

8.    General

8.1 No member of the House of Commons or Senator shall be admitted to any share or part of this agreement or to any benefit to arise therefrom.

8.2 The client confirms that no former public office holder in the Government of Canada benefits directly or indirectly from this agreement, or, that if such is the case, the said former public officer holder complies with the provisions of the Conflict of Interest and Post-Employment Code.

8.3 This agreement and its benefits shall not be assigned without the prior written consent of the minister.

8.4 The parties acknowledge that nothing in this agreement shall be construed as creating a partnership or joint venture or agency relationship between the minister and the client.

8.5 The parties hereto agree that this agreement be drafted in English only. Les parties a la presente entente acceptent qu'elle soit redigee en anglais seulement.

8.6 This agreement is made to the advantage and the benefit of the parties hereto, their respective successors and assigns, and is binding upon them.

8.7 This agreement is subject to and shall be construed in accordance with the laws of the province of Quebec.

8.8 Recourse provided under this agreement is cumulative and shall not exclude any other recourse provided by law.

8.9 Any payment due under this agreement is subject to there being an appropriation for the fiscal year in which the payment is to be made.


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                                                                      APPENDIX C

================================================================================
                               PROJECT FACT SHEET
                       FOR THE MINISTER AND PRESS RELEASE
--------------------------------------------------------------------------------
IDEA-SME                                    Project no  H30600762

--------------------------------------------------------------------------------
Client's name and address                   Resource persons:
3143619 Canada Inc, (Tirex Canada)          Name      Mr. Terence C. Byrne
740 St-Maurice                              Title     President
Suite 201                                   Telephone 878-0727
Montreal, Quebec                            Fax       878-9847
H3C 1L5
--------------------------------------------------------------------------------
Project location                            Federal riding
USA plus essential trade shows in other     St-Henri-Westmount
regions.
--------------------------------------------------------------------------------
Project description: Market development activities in the United States of America for the sale of tire recycling equipment.
--------------------------------------------------------------------------------
Total cost of project     $190,000
--------------------------------------------------------------------------------
Authorized assistance (type of financial assistance and amount)

Repayable contribution

   50% X $190,000 = $95,000 MAXIMUM
--------------------------------------------------------------------------------
Effect on jobs (specify whether any will be created or preserved) Impossible to predict at this time.
--------------------------------------------------------------------------------
Estimated project start date                Estimated project completion date
August 31, 1997                             August 31, 1998
--------------------------------------------------------------------------------
Date offer made                             Date offer accepted
================================================================================


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